Exhibit 3.4

Certificate of Correction

filed to correct a certain error in the

CERTIFICATE OF DESIGNATIONS

OF THE

FANTEX SERIES VERNON DAVIS CONVERTIBLE TRACKING STOCK

OF

FANTEX, INC.

May 1, 2015

Fantex, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the Corporation is Fantex, Inc.

2. A Certificate of Designations of the Fantex Series Vernon Davis Convertible Tracking Stock of Fantex, Inc. was filed with the Secretary of State of the State of Delaware on April 28, 2014 (the “Certificate of Designations”) and the Certificate of Designations requires correction as permitted by subsection (f) of Section 103 of the DGCL.

3. The inaccuracy or defect of the Certificate of Designations to be corrected is as follows: the first two resolution paragraphs inadvertently referenced the defined term “Tracking Stock.” The first two resolution paragraphs should have referenced the defined term “Tracking Series.”

4. The first two resolution paragraphs are hereby corrected to read as follows:

“RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, the Board hereby establishes a new series of tracking stock of the Corporation, par value $0.0001 per share, which the Board hereby designates as a “Tracking Series” (as such term is defined in the Certificate of Incorporation);

RESOLVED FURTHER, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, the Board hereby fixes (i) the designation of such Tracking Series as indicated opposite “DESIGNATION” below, (ii) the number of shares of such Tracking Series as indicated opposite “NUMBER OF SHARES” below, (iii) the Underlying Assets (as defined in the Certificate of Incorporation) for such Tracking Series as indicated opposite “UNDERLYING ASSETS” below, and (iv) the conversion rights for such Tracking Series as indicated opposite “CONVERSION” below:”

(Signature Page Follows)

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IN WITNESS WHEREOF, FANTEX, INC. has caused this Certificate of Correction to be executed by its President and Chief Executive Officer as of the date first set forth above.

FANTEX, INC.

By: /s/ Cornell “Buck” French
Name:Cornell “Buck” French
Title:President and Chief Executive Officer

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CERTIFICATE OF DESIGNATIONS

OF THE

FANTEX SERIES VERNON DAVIS CONVERTIBLE TRACKING STOCK

OF

FANTEX, INC.

April 28, 2014

Fantex, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolutions pertaining to the Fantex Series Vernon Davis Convertible Tracking Stock of the Corporation  were adopted by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly held by the Board on January 14, 2014.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, the Board hereby establishes a new series of tracking stock of the Corporation, par value $0.0001 per share, which the Board hereby designates as a “Tracking Stock” (as such term is defined in the Certificate of Incorporation);

RESOLVED FURTHER, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, the Board hereby fixes (i) the designation of such Tracking Stock as indicated opposite “DESIGNATION” below, (ii) the number of shares of such Tracking Stock as indicated opposite “NUMBER OF SHARES” below, (iii) the Underlying Assets (as defined in the Certificate of Incorporation) for such Tracking Stock as indicated opposite “UNDERLYING ASSETS” below, and (iv) the conversion rights for such Tracking Stock as indicated opposite “CONVERSION” below:

DESIGNATION:	Fantex Series Vernon Davis Convertible Tracking Stock (the “Fantex Series Vernon Davis”)
NUMBER OF SHARES:	421,100 shares
UNDERLYING ASSETS:	95% of the Corporation’s rights and interest in the Brand Percentage (as defined in the Brand Contract (as defined below)) of the Brand Income (as defined in the Brand Contract).

“Brand Contract” means that certain Brand Agreement, by and between Vernon Davis, The Duke Marketing LLC and the Corporation, dated as of October 30, 2013, as the same may be amended from time to time in accordance with its terms.

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CONVERSION

At any time following the two-year anniversary of the date first set forth above, by resolution of its Board of Directors, each share of Series Vernon Davis will be converted into a number (or fraction) of fully paid and non-assessable shares of Platform Common Stock equal to the Applicable Conversion Ratio (as defined in the Certificate of Incorporation).

RESOLVED FURTHER, that such Tracking Stock shall have such other powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as set forth in the Corporation’s Certificate of Incorporation.

(Signature Page Follows)

SV\1523300.2

IN WITNESS WHEREOF, FANTEX, INC. has caused this Certificate to be executed by its President and Chief Executive Officer as of the date first set forth above.

FANTEX, INC.

By:/s/ Cornell “Buck” French
Name:Cornell French
Title:President and Chief Executive Officer

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